UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2022 (May 26, 2022)

Aesther Healthcare Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40793	87-1309280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Madison Avenue, Suite 8078

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 908-2658

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one half of one redeemable warrant	AEHAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	AEHA	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock for $11.50 per share	AEHAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Stockholders and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On May 26, 2022, Aesther Healthcare Acquisition Corp., a Delaware corporation (together with its successors, “AHAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AHAC Merger Sub Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of AHAC (“Merger Sub”), Aesther Healthcare Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) ( the “Effective Time”) for the stockholders of AHAC (other than the Company Stockholder (as defined below) (the “Purchaser Representative”), United Gear & Assembly, Inc., a Delaware corporation (“United Gear”), and United Stars Holdings, Inc., a Delaware corporation and the sole stockholder of United Gear (the “Company Stockholder”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into United Gear (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with United Gear continuing as the surviving corporation in the Merger and a wholly-owned subsidiary AHAC. In the Merger, all shares of United Gear common stock (together, “United Gear Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right for the Company Stockholder to receive the Merger Consideration (as defined below).

Merger Consideration

The aggregate merger consideration to be paid pursuant to the Merger Agreement to the Company Stockholder is based on an enterprise value for United Gear of Three Hundred Fifty Million Dollars ($350,000,000), with such consideration paid in a mix of (i) Twenty Million Dollars ($20,000,000) in cash (the “Cash Consideration”) and (ii) 33,000,000 shares of common stock, par value $0.0001 per share, of AHAC, each valued at $10.00 per share (the “Merger Consideration Shares” and together with the Cash Consideration, the “Merger Consideration”). If AHAC does not have sufficient cash at Closing to pay the Cash Consideration, AHAC will be required to deliver to the Company Stockholder a promissory note with a principal amount equal to the applicable shortfall, with a maturity of six months from the Closing Date.

Earnout

In addition to the Merger Consideration set forth above, the Company Stockholder will also have a contingent right to receive up to an additional 65,000,000 shares of AHAC common stock (the “Earnout Shares”), after the Closing, based on the Adjusted EBITDA of the surviving corporation in the Merger during the fiscal years ending August 31, 2023, 2024 and 2025 (each such fiscal year, an “Earnout Year” and such three-year fiscal period, the “Earnout Period”). Under the Merger Agreement, “Adjusted EBITDA” refers to the earnings before interest expense, federal, state, local and foreign income tax expense, depreciation and amortization of the surviving corporation, during the Earnout Period, on a consolidated basis, subject to adjustments for (i) any extraordinary gains or losses, (ii) any fees and expenses related to the Merger, (iii) unrealized gains and losses, (iv) litigation expenses, (v) gains and losses on foreign exchange, (vi) goodwill impairments, (vii) non-operating income and (viii) non-cash stock based compensation. Subject to the terms and conditions of the Merger Agreement, the Earnout Shares shall be earned and payable during the Earnout Period as follows:

Base Earn Out

●	In the event that the Adjusted EBITDA for the fiscal year ending August 31, 2023 is equal to or greater than $10,200,000, then the Company Stockholder will be entitled to receive 15,000,000 shares of AHAC common stock;

●	In the event that the Adjusted EBITDA for the fiscal year ending August 31, 2024 is equal to or greater than $24,100,000, then the Company Stockholder will be entitled to receive 15,000,000 shares of AHAC common stock; and

●	In the event that the Adjusted EBITDA for the fiscal year ending August 31, 2025 is equal to or greater than $39,100,000, then the Company Stockholder will be entitled to receive 15,000,000 shares of AHAC common stock.

Bonus Earnout

●	In the event that the 2023 Adjusted EBITDA is equal to or greater than $12,240,000, then the Company Stockholder will be entitled to receive 6,666,667 shares of AHAC common stock;

●	In the event that the 2024 Adjusted EBITDA is equal to or greater than $28,920,000, then the Company Stockholder will be entitled to receive 6,666,667 shares of AHAC common stock; and

●	In the event that the 2025 Adjusted EBITDA is equal to or greater than $46,920,000, then the Company Stockholder will be entitled to receive 6,666,666 shares of AHAC common stock.

The number of shares of AHAC common stock constituting any earnout payment will be equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of AHAC, United Gear and Company Stockholder. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by AHAC, United Gear and the Company Stockholder are customary for transactions similar to the Transactions.

No Survival of Representations and Warranties

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by United Gear; (4) AHAC’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; and (11) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of trust account proceeds.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both AHAC’s stockholders and the Company Stockholder. AHAC agreed, as promptly as practicable after the date of the Merger Agreement, to prepare, with reasonable assistance from United Gear, and file with the U.S. Securities and Exchange Commission (the “SEC”), a proxy statement (the “Proxy Statement”) for the purpose of AHAC soliciting proxies from the stockholders of AHAC to approve the Merger Agreement, the transactions contemplated thereby and related matters (the “AHAC Stockholder Approval Matters”) at a special meeting of AHAC’s stockholders (the “AHAC Special Meeting”) and providing AHAC’s public stockholders with an opportunity in accordance with the AHAC’s organizational documents and AHAC’s initial public offering prospectus to have their shares of AHAC common stock redeemed (the “Redemption”). Within one (1) business day after the execution and delivery of the Merger Agreement, the Company Stockholder agreed to deliver to AHAC a written consent of the Company Stockholder authorizing and approving the Merger Agreement and the consummation of the transactions contemplated hereby (the “Company Stockholder Written Consent”). The Company Stockholder Written Consent was delivered timely.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of AHAC (the “Post-Closing Board”) will consist of seven individuals. Four of the members of the Post-Closing Board will be individuals designated by United Gear prior to the Closing and three of the members of the Post-Closing Board (all of whom shall be independent directors) will be mutually designated by AHAC and United Gear. At or prior to Closing, AHAC will provide each of the director designees with a customary director indemnification agreement, in form and substance reasonably acceptable to the director designees. The parties also agreed to take all action necessary including causing AHAC’s executive officers to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of AHAC immediately after the Closing will be the same individuals as that of United Gear immediately prior to the Closing.

During the Interim Period, AHAC, may but is not required to, seek to enter into and consummate subscription agreements with investors relating to a private equity investment and/or backstop arrangements in connection with the Transactions (the “PIPE Investment”), and if so, United Gear agreed to cooperate in connection with such PIPE Investment and use its commercially reasonable efforts to cause such PIPE Investment to occur, including having United Gear’s senior management participate in any investor meetings and roadshows as reasonably requested by AHAC.

Immediately prior to the Effective Time, AHAC has agreed to amend its amended and restated certificate of incorporation (such amendment, the “ AHAC Charter Amendment”) to provide that (i) the name of AHAC shall be changed to “EVGT LTD” or such other name as mutually agreed upon, (ii) convert each issued and outstanding shares of Class A and Class B common stock of AHAC into one share of common stock, par value of $0.0001 per share, of AHAC, and (iii) remove and change certain provisions in the amended and restated certificate of incorporation related to AHAC’s status as a blank check company.

United Gear agreed that promptly after the date of the Merger Agreement, it would enter into a credit facility with a well-regarded commercial banking institution (the “ Line of Credit”) to provide sufficient working capital and liquidity for the continued operation of the business of the post-Closing combined company.

In addition, the Company Stockholder, AHAC and United Gear agreed to negotiate the terms a mutually agreeable management services agreement (the “Management Services Agreement”), pursuant to which the Company Stockholder would continue to provide certain administrative, human resources and other operational support services to United Gear after the Closing.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

●	receipt of the AHAC Stockholder Approval;

●	receipt of the Company Stockholder Written Consent (which condition has been satisfied);

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions;

●	the absence of any law or order that would prohibit the consummation of the Merger or other transactions contemplated by the Merger Agreement;

●	upon the Closing, after giving effect to the completion of the Redemption, and any PIPE Investment AHAC shall have net tangible assets of at least $5,000,001;

●	the members of the Post-Closing Board shall have been elected or appointed as of the Closing;

●	the Proxy Statement shall have cleared comments by the SEC;

●	AHAC shall have obtained a fairness opinion; and

●	United Gear shall have entered into the Line of Credit.

Unless waived by AHAC, the obligations of AHAC and Merger Sub to consummate the Merger are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

●	the representations and warranties of United Gear and the Company Stockholder being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	United Gear having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to United Gear, since the date of the Merger Agreement which is continuing and uncured; and

●	AHAC having received a customary Non-Competition Agreement and a Lock-Up Agreement executed by the Company Stockholder.

Unless waived by United Gear, the obligations of United Gear to consummate the Merger are subject to certain additional conditions, including the following:

●	the representations and warranties of AHAC and Merger Sub being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	AHAC and Merger Sub having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to AHAC and its subsidiaries, taken as a whole, since the date of the Merger Agreement which is continuing and uncured;

●	AHAC shall be in compliance in all material respects with the reporting requirements applicable to it under the Exchange Act;

●	the Registration Rights Agreement and the Management Services Agreement shall both be in full force and effect in accordance with the terms thereof as of the Closing;

●	each of the covenants of the Sponsor required under the Sponsor Agreement to be performed as of or prior to the Closing shall have been performed in all material respects;

●	United Gear shall have received, the full amount of the Cash Consideration and, if necessary, the Promissory Note in favor of the Company Stockholder for the cash shortfall; and

●	the Merger Consideration Shares will represent a majority of the shares of AHAC common stock that will be outstanding or issuable as of immediately following the Effective Time (including any shares of AHAC common stock issuable in connection with any PIPE Investment but excluding any shares of AHAC common stock issuable to the Company Stockholder in connection with any earnout payments).

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual written consent of AHAC and United Gear;

●	by either AHAC or United Gear if any of the conditions to Closing have not been satisfied or waived by December 17, 2022 (the “Outside Date”), provided that AHAC will have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination (an “Extension”) for an additional period the shortest of (i) three months, (ii) the period ending on the last day for AHAC to consummate a business combination after such Extension and (iii) such period as determined by AHAC;

●	by either AHAC or United Gear if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	by either AHAC or United Gear of the other party’s uncured breach (subject to certain materiality qualifiers);

●	by either AHAC or United Gear if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on the other party and its subsidiaries taken as a whole that is continuing and uncured;

●	by either AHAC or United Gear if the AHAC Special Meeting is held and the AHAC Stockholder Approval is not received; and

●	by AHAC if the Company Stockholder Written Consent was not received within one (1) business day of the execution of the Merger Agreement, or if such consent is thereafter rescinded or revoked.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, fees and expenses, termination, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the Merger Agreement prior to such termination.

Trust Account Waiver

United Gear and the Company Stockholder agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in AHAC’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Purchaser Representative

Aesther Healthcare Sponsor, LLC is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of AHAC’s stockholders after the Closing (other than the Company Stockholder) with respect to certain matters under the Merger Agreement, including with respect to the determination of including with respect to the determination of whether any Earnout Shares have been earned.

Governing Law and Arbitration

The Merger Agreement is governed by Delaware law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of the Court of Chancery of the State of Delaware (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about AHAC, United Gear or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AHAC’s public disclosures.

Related Agreements

Non-Competition Agreement

Simultaneously with the execution of the Merger Agreement, the Company Stockholder and a related shareholder entered into a non-competition agreement (the “Non-Competition Agreement”) with AHAC and United Gear. Under the Non-Competition Agreement, from the Closing until the two (2) year anniversary of the Closing Date, the subject parties will not directly or indirectly engage in the same or similar business as the surviving corporation in the Merger.

Lock-Up Agreement

Simultaneously with the execution of the Merger Agreement, the Company Stockholder entered into a lock-up agreement with AHAC and the Purchaser Representative (the “Lock-Up Agreement”).

Pursuant to the Lock-Up Agreement, with respect to the shares received as Merger Consideration, the Company Stockholder agreed not to, during the period commencing from the Closing and ending on the earliest of (a) the six-month anniversary of the Closing, (b) the date that AHAC consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of AHAC stockholders having the right to exchange their equity holdings in AHAC for cash, securities or other property and (c) the date on which the Closing price of AHAC’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 75 days after the Closing: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing.

Sponsor Agreement

Simultaneously with the execution of the Merger Agreement, the Sponsor entered in a sponsor agreement with AHAC and United Gear (the “Sponsor Agreement”). Pursuant to the Sponsor Agreement, the Sponsor agreed, among other things, to vote its shares of AHAC Class B common stock in favor of the adoption an approval of the Merger Agreement and related transactions and to waive its anti-dilution protection in connection with the conversion of its shares of AHAC Class B common stock into AHAC Class A common stock upon the consummation of the Transactions.

The foregoing descriptions of the Non-competition Agreement, the Lock-up Agreement and the Sponsor Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the forms of Non-Competition Agreement, Lock-Up Agreement and Sponsor Agreement, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Important Information About the Business Combination and Where to Find It

In connection with the Merger Agreement and the proposed business combination transaction (the “Business Combination”), AHAC intends to file with the SEC a proxy statement on Schedule 14A relating to the proposed Business Combination. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that AHAC has filed or may file with the SEC in connection with the proposed Business Combination. AHAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto, the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about AHAC, United Gear, the Merger Agreement and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of AHAC as of a record date to be established for voting on the Business Combination. Stockholders of AHAC will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Aesther Healthcare Acquisition Corp., 515 Madison Avenue, Suite 8078, New York, NY 10022, Attention: Suren Ajjarapu.

Participants in the Solicitation

AHAC, United Gear and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from AHAC’s stockholders with respect to the Business Combination. Investors and securityholders may obtain more detailed information regarding the names and interests in the Business Combination of AHAC’s directors and officers in AHAC’s filings with the SEC, including, when filed with the SEC, the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents filed with the SEC, and such information with respect to United Gear’s directors and executive officers will also be included in the proxy statement.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination between AHAC and United Gear, including without limitation statements regarding the anticipated benefits of the Business Combination, the anticipated timing of the Business Combination, the implied enterprise value, future financial condition and performance of United Gear and the combined company after the Closing and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, the pre-money valuation of United Gear (which is subject to certain inputs that may change prior to the Closing of the Business Combination and is subject to adjustment after the Closing of the Business Combination), the level of redemptions of AHAC’s public stockholders and the products and markets and expected future performance and market opportunities of United Gear. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of AHAC’s securities; (ii) the risk that the proposed Business Combination may not be completed by AHAC’s Business Combination deadline and the potential failure to obtain an extension of the Business Combination deadline if sought by AHAC; (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Merger Agreement by the stockholders of AHAC; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (v) the failure to achieve the minimum amount of cash available following any redemptions by AHAC’s stockholders; (vi) redemptions exceeding a maximum threshold or the failure to meet The Nasdaq Capital Market’s initial listing standards in connection with the consummation of the contemplated Business Combination; (vii) the effect of the announcement or pendency of the Business Combination on United Gear’s business relationships, operating results, and business generally; (viii) risks that the proposed Business Combination disrupts current plans and operations of United Gear; (ix) the outcome of any legal proceedings that may be instituted against United Gear or against AHAC related to the Merger Agreement or the proposed Business Combination; (x) changes in the markets in which United Gear competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) risk that United Gear may not be able to execute its growth strategies; (xiii) risks related to the ongoing COVID-19 pandemic and response, including supply chain disruptions; (xiv) risk that United Gear may not be able to develop and maintain effective internal controls; (xv) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (xvi) the ability to recognize the anticipated benefits of the proposed Business Combination and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of United Gear to grow and manage growth economically and hire and retain key employees; and (xvii) and those factors discussed in AHAC’s filings with the SEC and that that will be contained in the proxy statement relating to the proposed Business Combination.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents to be filed by AHAC from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while United Gear and AHAC may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither of United Gear or AHAC gives any assurance that United Gear or AHAC, or the combined company, will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K will also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
2.1*	Agreement and Plan of Merger, dated as of May 26, 2022, by and among Aesther Healthcare Acquisition Corp., AHAC Merger Sub Inc., Aesther Healthcare Sponsor, LLC in the capacity as the Purchaser Representative, United Stars Holdings, Inc. and United Gear & Assembly, Inc.
10.1	Form of Non-Competition Agreement
10.2	Form of Lock-Up Agreement
10.3	Form of Sponsor Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). AHAC agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022

AESTHER HEALTHCARE ACQUISITION CORP.

By:	/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer